UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2008 (October 5, 2008)

INNOTRAC CORPORATION

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

000-23741	58-1592285
(Commission File Number)	(IRS Employer Identification No.)

6655 Sugarloaf Parkway
Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(678) 584-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Merger and the Merger Agreement

On October 5, 2008, Innotrac Corporation, a Georgia corporation (“Innotrac”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GSI Commerce, Inc., a Delaware corporation (“GSI”), and Bulldog Acquisition Corp., a Georgia corporation and wholly-owned subsidiary of GSI (“Acquisition Sub”).

Upon the terms and subject to the conditions of the Merger Agreement, Acquisition Sub will merge with and into Innotrac, with Innotrac continuing as the surviving corporation and a wholly-owned subsidiary of GSI (the “Merger”).  The Merger Agreement provides that GSI will acquire Innotrac for $52.0 million, consisting of cash of $22.0 million and shares of GSI common stock valued at $30.0 million.  The cash amount and the number of shares to be received are subject to adjustment.  At GSI’s option, all or a portion of the stock component may be paid in cash.

Innotrac also entered into certain additional agreements in connection with the Merger Agreement, as described below.

The number of shares to be issued as the stock component of the merger consideration will be calculated based on the volume weighted average price of GSI common stock during the twenty trading days ending on (and including) the third trading day prior to the scheduled date of the Innotrac shareholders meeting to approve the Merger.  If the average GSI stock price during this period is greater than or equal to $13.03 or less than or equal to $20.85, the value of the stock component is fixed and the number of shares comprising the stock component will equal $30.0 million divided by the average GSI stock price during this period.  If the average GSI stock price during this period is greater than $20.85, the number of shares comprising the stock component will be fixed at 1,438,849 and, accordingly, the value of the stock component will be greater than $30.0 million; however, GSI may, at its election, pay all or a portion of the stock component in cash in lieu of issuing stock, and thus reduce the value of this portion of the consideration to no less than $30 million.  If the average GSI stock price during this period is less than $13.03, the number of shares comprising the stock component will be fixed at 2,302,379 and, accordingly, the value of the stock component will be less than $30.0 million.  If the average GSI stock price during this period is less than $11.12, either party will have the right to terminate the agreement.  If this termination right is exercised by Innotrac, GSI may, at its election, avoid termination of the agreement by paying the stock component of the merger consideration in either cash or stock that has a value of $25.6 million.

The Merger is expected to close during the first half of 2009 and is subject to customary and other closing conditions, including (i) approval of the Merger Agreement by the holders of Innotrac common stock, (ii) receipt of certain third party consents, (iii) that there be no material adverse effect on Innotrac’s business between the execution of the Merger Agreement and consummation of the Merger and (iv) court approval by the United States District Court for the Northern District of Ohio (the “Court”) of a Settlement Agreement between Innotrac and the court-appointed receiver for the IPOF Fund (as defined below), as described in further detail below.

Under the Merger Agreement, Innotrac may not solicit or participate in discussions or negotiations with a third party regarding an acquisition of the stock or assets of Innotrac, except that under certain circumstances Innotrac may respond to an unsolicited bona fide proposal for an alternative acquisition that is a Superior Proposal (as defined in the Merger Agreement); provided Innotrac otherwise complies with certain terms of the Merger Agreement.

Innotrac and GSI have agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by Innotrac (i) to conduct its business in the ordinary course consistent with past practices during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period without the consent of GSI, (iii) to convene and hold a meeting of the shareholders of Innotrac to consider and vote upon the approval of the Merger, and (iv) that, subject to certain exceptions, the Board of Directors of Innotrac will recommend approval of the Merger by its shareholders.

The Merger Agreement also contains certain termination rights for both GSI and Innotrac.  Upon termination of the Merger Agreement under specified circumstances Innotrac will be required to pay GSI a termination fee of $1.6 million and reimburse GSI for up to $1.0 million of its expenses incurred in connection with the Merger.

The Merger Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Innotrac, GSI or Acquisition Sub. The Merger Agreement contains representations and warranties of each of Innotrac, GSI and Acquisition Sub made to the other parties to the Merger Agreement.  The assertions embodied in those representations and warranties are qualified by in formation in a confidential disclosure letter delivered in connection with signing the Merger Agreement.  The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

The foregoing description of the material terms of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

IPOF Fund Settlement Agreement

Also on October 5, 2008, Innotrac entered into a Settlement Agreement (the “Settlement Agreement”) with Mark E. Dottore, as the Court appointed receiver (the “Receiver”) for all assets of any kind of IPOF L.P., IPOF Fund, IPOF Fund II, L.P., GSI and GSGI (“IPOF Fund”).  The Settlement Agreement provides that, upon the terms and subject to the conditions set forth in the Settlement Agreement, the Receiver shall receive IPOF Fund’s share of the Merger consideration, with respect to the shares owned by IPOF Fund, directly from GSI.  (IPOF Fund holds 4,321,771 shares, or approximately 35.1%, of Innotrac Common Stock currently outstanding.)  The Settlement Agreement also provides that the Receiver will file a motion with the Court requesting that the Court (i) grant conditional and final approval of the Settlement Agreement, (ii) grant conditional and final approval of the sale, pursuant to the Merger Agreement, of the shares of Innotrac Common Stock owned by IPOF Fund, (iii) order the dismissal with prejudice of all claims against Innotrac or any of its affiliates from the actions captioned Sheldon Gordon, et al. v. David Dadante, et al., Case No. 1:05 CV 2726, in the United States District Court for the Northern District of Ohio, Small v. Regalbuto, Case No.1:06 CV 01721, in the United States District Court for the Northern District of Ohio, and Amantea v. Innotrac, et al., Case No. 07 CV 03542, in the United States District Court for the Northern District of Ohio, and (iv) issue a Bar Order pursuant to which all other participants in any litigation involving IPOF Fund are barred from pursuing any claims against Innotrac or any of its affiliates.

In accordance with the terms of the Settlement Agreement, Innotrac will pay to the Receiver the sum of $100,000 for distribution to IPOF Fund, separate from IPOF Fund’s share of the Merger consideration to be received from GSI.  Additionally, each of Innotrac and IPOF Fund will fully release the other from all causes of action, suits, complaints, claims, liabilities, obligations, damages and expenses (including attorneys’ fees and costs).

The foregoing description of the material terms of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Voting, Cooperation and Indemnification Agreement

Also on October 5, 2008, Scott D. Dorfman, Innotrac’s Chairman, President and Chief Executive Officer (“Mr. Dorfman”), and his wife entered into a Voting, Cooperation and Indemnification Agreement (the “Voting Agreement”) with GSI.  The Voting Agreement, upon the terms and subject to the conditions set forth therein, generally imposes on both Mr. Dorfman and his wife certain restrictions and obligations with respect to their ownership of Innotrac Common Stock until the earlier of a valid termination of the Merger Agreement and the date the Merger is deemed effective.  Specifically, the Voting Agreement prohibits each of Mr. Dorfman and his wife from transferring any of their respective shares of Innotrac common stock, and requires that both Mr. Dorfman and his wife vote all such shares of Innotrac Common Stock in favor of the Merger and the Merger Agreement and support actions necessary to consummate the Merger.  The Voting Agreement also prohibits each of Mr. Dorfman and his wife from soliciting or knowingly facilitating inquiries or proposals relating to alternative business combination transactions.

Additionally, the Voting Agreement provides that if the Merger Agreement is terminated under certain circumstances, Mr. Dorfman will pay to GSI two-thirds of the amount by which the proceeds payable to Mr. Dorfman in connection with any Acquisition Proposal (as defined in the Merger Agreement) exceeds the merger consideration payable to Mr. Dorfman under the Merger Agreement provided that such Acquisition Proposal is completed or entered into (and subsequently completed) during the one year period after termination.

The Voting Agreement also requires Mr. Dorfman to indemnify GSI and Acquisition Sub, beginning after the effective date of the Merger, from and against all claims, damages or expenses arising out of (i) any breach of a representation or warranty contained in the Voting Agreement or the capitalization representation in the Merger Agreement, (ii) any failure or refusal to satisfy or perform any covenant of the Voting Agreement, and (iii) subject to certain exceptions, matters related to litigation involving the IPOF Fund.  Claims for such amounts must be made by GSI within two years of the closing of the Merger.  Mr. Dorfman’s indemnification liability is capped at $10.0 million, subject to certain exceptions.  In order to secure his indemnification obligations, Mr. Dorfman will cause $4.0 million of his Merger consideration to be placed into an escrow account.  The escrow amount may be decreased as releases from IPOF Fund investors are received.

The foregoing description of the material terms of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

Additional Information About the Merger

In connection with the proposed Merger, Innotrac and GSI will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed Merger with the Securities and Exchange Commission (“SEC”).  SHAREHOLDERS OF INNOTRAC ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Shareholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Innotrac and GSI at the SEC's Web site at http://www.sec.gov.  Copies of the proxy statement/prospectus can also be obtained, without charge, by directing a request to:

Innotrac Corporation	GSI Commerce, Inc.
6655 Sugarloaf Parkway	935 First Avenue
Duluth, Georgia 30097	King of Prussia, PA 19406
Attn.: George M. Hare, Chief Financial Officer	Attention: Greg Ryan, Director, Corporate Communications
Telephone Number: (678) 584-4000	Telephone Number: (610) 491-7294

Innotrac, GSI and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed merger.  Information regarding Innotrac’s directors and executive officers is available in Innotrac’s annual report on Form 10-K for its fiscal year ended December 31, 2007 filed with the SEC on April 15, 2008 and amended on April 29, 2008, and in its proxy statement for its 2008 annual meeting of shareholders filed on May 8, 2008.  Information regarding GSI's directors and executive officers is available in GSI's proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on April 25, 2008.  Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus relating to the merger and the other relevant documents filed with the SEC when they become available.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement for Mr. Dorfman

Innotrac entered into an Employment Agreement on October 5, 2008 with Mr. Dorfman for a term ending on December 31, 2011 (the “Employment Agreement”).  The Employment Agreement only becomes effective if and when the Merger is consummated.

The Employment Agreement provides that, upon the terms and subject to the conditions set forth therein, Mr. Dorfman will serve as Innotrac’s Executive in Transition and, in such capacity, will have supervision over, and responsibility for, Innotrac’s account management function, consistent with the account management responsibilities Mr. Dorfman performed in the one year period prior to the Merger.  Under the Employment Agreement, Mr. Dorfman may also provide certain consulting services to GSI’s Chief Executive Officer or Chief Financial Officer regarding Innotrac’s account management function.

Pursuant to the Employment Agreement, Mr. Dorfman will receive an annual base salary of $425,000.  In addition, Mr. Dorfman will receive a restricted stock award of a number of shares of common stock of GSI equal to the quotient of $2.5 million divided by the average of the closing price of GSI’s common stock for the five business day period immediately prior to the date of consummation of the Merger.  All such restricted shares shall vest on December 31, 2011, or upon the earlier termination of Mr. Dorfman’s employment by Innotrac other than for “cause” or his resignation by reason of a breach by Innotrac of its obligations under the Employment Agreement.  Mr. Dorfman has also agreed to certain restrictive covenants, including generally not to compete with Innotrac or GSI or solicit their customers or employees for a period of one year following termination of his employment.

The Employment Agreement requires Innotrac to execute at the consummation of the Merger an aircraft charter services agreement for an airplane owned by an affiliate of Mr. Dorfman, with a term coterminous with Mr. Dorfman’s employment.  Pursuant to the charter agreement, GSI has agreed to pay fees of $37,000 a month for use of the aircraft.  Mr. Dorfman’s affiliate is responsible for all fuel, maintenance, hangar storage, insurance and other costs and expenses associated with the aircraft.

The foregoing description of the material terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated by reference herein.

In addition, on October 5, 2008, GSI and Mr. Dorfman entered into a Nondisclosure, Noncompetition and Nonsolicitation Agreement with GSI pursuant to which Mr. Dorfman agreed generally not to compete with, or solicit the customers or employees of, GSI or its affiliates for a period of four years following the consummation of the Merger.  In the event that the  Merger Agreement is terminated in accordance with its terms, this agreement will also terminate.

Transition Agreement for Mr. Hare

Innotrac also entered into a Transition Agreement on October 5, 2008 with Mr. George M. Hare, the company’s Chief Financial Officer (the “Transition Agreement”).  The Transition Agreement only becomes effective if and when the Merger is consummated.

The Transition Agreement provides that, upon the terms and subject to the conditions set forth therein, Mr. Hare will continue to serve as Innotrac’s Chief Financial Officer for a term ending six months after the consummation of the Merger at an annual base salary of $225,000.  Upon expiration of the Transition Agreement or, if earlier, termination of the Transition Agreement for any reason other than termination by Innotrac of Mr. Hare’s employment for “cause” or Mr. Hare’s resignation, Mr. Hare will be entitled to receive a retention payment of $168,750.

ITEM 7.01	REGULATION FD DISCLOSURE.

On October 6, 2008, Innotrac and GSI issued a joint press release, attached as Exhibit 99.1 hereto, relating to the Merger Agreement and the Merger.  The release is hereby incorporated herein by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated October 5, 2008, between Innotrac Corporation, GSI Commerce, Inc. and Bulldog Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by GSI Commerce, Inc. (SEC File No. 000-16611) with the Securities and Exchange Commission on October 6, 2008) (The schedules and certain exhibits to the Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K.  Innotrac agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit)

10.1
Settlement Agreement, dated October 5, 2008, between Innotrac Corporation and Mark E. Dottore, as the Court appointed receiver for all assets of any kind of IPOF L.P., IPOF Fund, IPOF Fund II, L.P., GSI and GSGI.

10.2
Voting Cooperation and Indemnification Agreement, dated October 5, 2008, between Scott D. Dorfman, Susan Mary Trotochaud and GSI Commerce, Inc (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by GSI Commerce, Inc. (SEC File No. 000-16611) with the Securities and Exchange Commission on October 6, 2008).

10.3	Employment Agreement, dated October 5, 2008, between Innotrac Corporation and Scott D. Dorfman.

99.1	Press release of Innotrac Corporation and GSI Commerce, Inc. announcing the Merger and the execution of the Merger Agreement, dated October 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION

	By:	/s/ George M. Hare
George M. Hare
Date: October 6, 2008		Chief Financial Officer